EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

      This Employment Agreement is dated as of April 25, 2002, and is entered into between SPEEDUS.COM, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Shant S. Hovnanian ("Executive").

      WHEREAS, Executive has been serving as Chief Executive Officer of the Company under the terms of an Employment Agreement dated as of October 18, 1995 (the "Prior Agreement"), which agreement expired by its terms on February 8, 1997, and

      WHEREAS, Executive and the Company desire to embody in this Agreement mutually acceptable terms and conditions for Executive's continued employment by the Company.

      NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                     Employment, Duties and Responsibilities

      1.01. Employment. The Company shall continue to employ Executive as President and Chief Executive Officer of the Company and Executive hereby accepts such employment. Executive agrees to devote his full working time to the Company's affairs, provided that he shall be free to pursue other activities that are not inconsistent with his role as full-time Chief Executive Officer of the Company or with the provisions of Article V below.

      1.02. Duties and Responsibilities. Executive shall have such duties and responsibilities as are consistent with his position as Chief Executive Officer of the Company and such other duties and responsibilities as shall be defined from time to time by the Board of Directors of the Company (the "Board").

                                   ARTICLE II

                                      Term

      2.01. Term. The term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall continue in effect for a period of three years thereafter or until earlier terminated by the Executive or the Company pursuant to Article VI hereof.

                                   ARTICLE III

                                   [Reserved]

                                   ARTICLE IV


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                            Compensation and Expenses

      4.01. Salary, Bonuses and Benefits. As compensation and in consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE VI hereof):

            (a) Salary. The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of $250,000.

            (b) Benefits. Executive shall participate during the Term in such pension, life insurance, health, disability, dental and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs.

            (c) Stock Awards. Executive shall be eligible to participate in the Company's 1995 Stock Incentive Plan, as amended from time to time (the "Plan"), to the extent the Board or the Compensation Committee of the Board determines to grant Executive a discretionary award under the Plan. Without limiting the forgoing, the Board shall grant to Executive, as of the Effective Date, an option (the "Option") pursuant to the Plan to purchase 250,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the share of the Company's Common Stock on the Effective Date as determined by the Board. The Option shall have such terms and conditions consistent with the Plan, as shall be set forth in an Option Agreement between the Company and the Executive.

            (d) Bonuses.

                  (i) Contingent Bonus. In view of the substantial degree of commitment required on the part of Employee in connection with the Company's current litigation with Western International Communications and related parties, the Company agrees that Executive shall be entitled, in addition to any other compensation to Executive, to 20% of the net proceeds (after legal and other expenses) realized by the Company in connection with such matter, as and when realized and whether by reason of a favorable judgment, settlement or otherwise.

                  (ii) Annual Bonuses. Subject to Executive's continued
            employment pursuant to the terms hereof, the Executive shall be eligible for annual bonuses as determined by the Board, in the Board's discretion, on the basis of the performance of the Company as well as Executive's individual performance and contribution. Such annual bonus shall be targeted at 50% or more of Executive's base salary, determined as of the end of each fiscal year of the Company during the Term and, to the extent earned, payable as promptly as practical thereafter; provided, however, that such percentages shall be a guideline, and the Board (or the Compensation Committee as appropriate) shall make the final determination of Executive's bonus subject to a review of all relevant facts and circumstances at the time.

            (e) Other Matters. In addition to the foregoing, Executive shall be entitled to the payments and/or reimbursements set forth on Schedule I.

      4.02. Expenses. The Company will reimburse Executive for reasonable business related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business related expenses as in effect from time to time during the Term.

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                                    ARTICLE V

                                Exclusivity, Etc.

      5.01. Exclusivity. Executive agree to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive also agrees that so long as he is employed by the Company he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in Section 5.02 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

      5.02. Other Business Ventures. Executive agrees that, so long as he is employed by the Company, and for a period of two (2) years thereafter, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company and he will not engage in any business activities, pursued for gain, profit or other pecuniary advantage, that are competitive with the activities of the Company, except that he may devote such working time and efforts to closely-held family investments that are not competitive with the Company and do not interfere with Executive's obligations hereunder. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 5% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

      5.03. Confidentiality. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 5.03 shall not apply to any information which (i) is known publicly or (ii) is in the public domain or hereafter enters the public domain without the fault of Executive. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

                                   ARTICLE VI

                                   Termination

      6.01. Termination by the Company.

            (a) The Company shall have the right to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean (i) substantial and continued failure by the Executive to perform his duties hereunder, (ii) conduct grossly insubordinate or disloyal to the Company, or (iii) Executive's conviction of, or pleading no contest to a charge of, a felony.

            (b) In the event that the Company shall terminate Executive's employment hereunder

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for Cause, the Company shall promptly submit a written statement to the full
Board setting forth in reasonable detail the relevant facts and circumstances relating to such determination.

            (c) Upon the occurrence of a Change of Control (as defined below), Executive may elect, by written notice to the Company within 30 days thereof, that such Change of Control be treated as a termination of Executive's employment by the Company other than for Cause for the purposes of this Agreement (a "Change of Control Termination"). As used herein, a "Change of Control' shall be deemed to have occurred if (i) any person or entity (other than persons currently holding in excess of 20% of the outstanding capital stock of the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, or (ii) the consummation of (x) a merger or consolidation of the Company with another corporation where the shareholders of the Company immediately prior to such merger or consolidation, will not own, immediately after such merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without considering the rights of any class of stock to elect directors by a separate class vote), (y) a sale or other disposition of all or substantially all of the assets of the Company or
(z) a liquidation or dissolution of the Company.

      6.02 Termination by the Executive.

            (a) The Executive shall have the right to terminate his employment at any time for any reason, or for good reason in the event of (i) a material and continuing breach by the Company of its obligations to the Executive hereunder or (ii) the long-term assignment of the Executive by the Company to duties not commensurate with the Executive's position, title and abilities (either such event in (i) or (ii), "Good Reason"). Notwithstanding the forgoing, the election by Executive to terminate for Good Reason shall not constitute a waiver of Executive's rights, or have the effect of diminishing such rights, in the event that the Company is determined to have breached this Agreement or defaulted on its obligations hereunder.

            (b) In the event that the Executive shall terminate his employment hereunder for Good Reason, the Executive shall promptly submit a written statement to the full Board setting forth in reasonable detail the relevant facts and circumstances relating to such determination.

      6.03. Death or Disability.

            (a) In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

            (b) In the event that Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 7.02 hereof.

      6.04. Effect of Termination.

            (a) In the event of termination of Executive's employment for any reason, the Company shall pay Executive (or his beneficiary in the event of his death) any base salary or other compensation earned but not paid to Executive prior to the effective date of such termination.

            (b) In the event that the Executive shall terminate his employment hereunder for

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Good Reason, the Executive shall be entitled to six months base salary beyond the effective date of such termination (or base salary for such shorter period as shall remain in the Term as if not so terminated).

            (c) In the event of termination of Executive's employment (i) by the Company for Cause, (ii) by Executive for any reason other than Good Reason, or
(iii) because of Executive's death or disability, neither the Executive nor any beneficiary shall be entitled to any further compensation other than the amounts described in Section 6.04(a) hereof.

            (d) In the event of termination of Executive's employment by the Company other than for Cause (including a Change of Control Termination), the Company shall pay Executive, in addition to the amounts described in Section 6.04(a) hereof, an amount equal to the value of the continued payment of Executive's base salary for the remainder of the Term as if not so terminated. In addition, upon termination of the Executive's employment by the Company other than for Cause (including a Change of Control Termination), the Company shall pay to Executive upon such termination an amount, determined by the Board in its reasonable discretion, equivalent to the value of the benefits that Executive was receiving at the time of termination, including without limitation those benefits referred to in Section 4.01(b) hereof and Schedule I hereto, for the remainder of the Term as if not so terminated. All amounts due under this
Section 6.04(d) shall be payable, at the discretion of the Company, either (i) in a lump sum, or (ii) in equal monthly installments for the remainder of the Term as if not so terminated.

                                   ARTICLE VII

                                  Miscellaneous

      7.01. Benefit of Agreement; Assignment; Beneficiary.

            (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

            (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      7.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by facsimile (receipt confirmed), telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company, to SPEEDUS.COM, Inc., 140 58th Street, Suite 7E, Brooklyn, New York 11220, Facsimile Number: (718) 567-4388, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to SPEEDUS.COM, Inc., 140 58th Street, Suite 7E, Brooklyn, New York 11220, Facsimile Number: (718) 567-4388, or to such other address as Executive shall designate by written notice to the

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Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

      7.03. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

      7.04. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

      7.05. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      7.06. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

      7.07. Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

      7.08. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      7.09. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid and enforceable provision that preserves to the maximum lawful extent the terms and intent of such provisions of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Agreement solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

      7.10 Remedies. Executive acknowledges the Company's remedy at law for a breach by Executive of the provisions of Sections 5.02 and 5.03 will be inadequate. Executive further acknowledges that Executive's agreement to abide by the provisions of Section 5.02 and 5.03 is a material condition to the Company's willingness to employ Executive and enter into this Agreement. Accordingly, in the event of a breach or threatened breach by Executive of any provision of Section 5.02 and 5.03, the Company shall be entitled to injunctive relief in addition to any other remedy it may have.

      7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                                        SPEEDUS.COM, Inc.


                                        By: /s/ Angela M. Vaccaro
                                            ------------------------------------
                                        Name: Angela M. Vaccaro
                                        Title: Controller and Chief Accounting
                                               Officer


                                        /s/ Shant S. Hovnanian
                                        ----------------------------------------
                                        Shant S. Hovnanian

                                   SCHEDULE I

       Employment Agreement Between SPEEDUS.COM, Inc. (the "Company") and
                        Shant S. Hovnanian ("Executive")

   Additional Payments and/or Reimbursements to the Executive During the Term

1. Executive shall be entitled to the use of a corporate apartment in Manhattan commencing on the Effective Date and continuing through the Term. The amounts expended by the Company for the rental and maintenance of such apartment shall be subject to the approval of the Compensation Committee of the Board of Directors.

2. During the Term, the Company shall pay for the membership of Executive in a country club in the New York metropolitan area and membership of Executive in up to two relevant "social clubs" in New York City acceptable to the Company (the National Arts Club and the Penn Club being two that are acceptable).

3. During the Term, the Company shall pay, or reimburse Executive, for the premium payments for a $1,000,000 term life insurance policy with the beneficiary designated by Executive.

4. During the Term, Executive shall be entitled to the use of, or reimbursement for the lease of, a "company car" plus insurance, repairs and maintenance and garage costs.